UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2016

____________________

Gran Tierra Energy Inc.

(Exact name of registrant as specified in its charter)

 ____________________

Nevada	000-34018	98-0479924
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

200, 150-13th Avenue S.W. Calgary, Alberta, Canada T2R 0V2
(Address of principal executive offices and Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Private Convertible Notes Offering

On March 31, 2016, Gran Tierra Energy Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell $100.0 million in aggregate principal amount of its 5.00% Convertible Senior Notes due 2021 (the “Notes”) to the initial purchasers listed in the Purchase Agreement (collectively, the “Initial Purchasers”), and up to an additional $15.0 million of Notes pursuant to an option granted to the Initial Purchasers (the “Offering”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (or securities exchangeable for or convertible into Common Stock), subject to certain exceptions set forth in the Purchase Agreement, for a period of 90 days after March 31, 2016 without prior written consent of the representatives of the Initial Purchasers.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

On April 6, 2016, the Company completed the Offering. The Notes are governed by an indenture (the “Indenture”), dated as of April 6, 2016, between the Company and U.S. Bank National Association, as trustee.

The Notes bear interest at a rate of 5.00% per year, payable semi-annually in arrears on each April 1 and October 1 of each year, beginning on October 1, 2016. The Notes mature on April 1, 2021, unless earlier repurchased, redeemed or converted. The Company may not redeem the Notes prior to April 5, 2019, except in certain circumstances following a fundamental change (as defined in the Indenture), and no sinking fund is provided for the Notes.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, the Company will deliver for each $1,000 principal amount of converted Notes a number of shares of its common stock equal to the conversion rate, as described in the Indenture. The conversion rate is initially 311.4295 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $3.21 per share of common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibit 4.1 and 4.2 hereto, respectively, and incorporated in this Item 1.01 by reference.

Credit Agreement Amendment

On March 31, 2016, in connection with the Offering, the Company amended its credit facility (the “Amendment”) to permit the issuance of the Notes in the Offering and to provide for an event of default upon the occurrence of a fundamental change. As a result of the Amendment, the Company will also be required to prepay borrowings outstanding under its credit facility to the extent it holds certain cash balances in excess of $35 million for any period of three business days.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated in this Item 1.01 by reference.

Relationships

Certain of the Initial Purchasers and their respective affiliates have engaged in, and in the future may engage in, commercial banking, investment banking and advisory services for the Company. They have received, or may in the future receive, customary fees and reimbursement of expenses in connection with these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Indenture, the Notes and the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference. The Notes and the underlying shares of Common Stock have not been registered under the Securities Act and the transactions set forth under Item 1.01 of this Current Report on Form 8-K have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. Other exemptions may apply.

Item 7.01	Regulation FD Disclosure.

On March 31, 2016, the Company issued a press release relating to the pricing of the Offering. On April 6, 2016, the Company issued a press release relating to the closing of the Offering. Copies of the press releases relating to the pricing and the closing of the Offering are furnished as Exhibits 99.1 and 99.2 to this Current Report, respectively.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 attached to this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Indenture related to the 5.00% Convertible Senior Notes due 2021, dated as of April 6, 2016, between Gran Tierra Energy Inc. and U.S. Bank National Association

4.2	Form of 5.00% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1)

10.1	Purchase Agreement, dated as of March 31, 2016, by and between Gran Tierra Energy Inc. and Nomura Securities International, Inc., Dundee Securities Inc. and RBC Dominion Securities Inc.

10.2	First Amendment to Credit Agreement, dated as of March 31, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

99.1	Press Release dated March 31, 2016 relating to the pricing of the Offering.

99.2	Press Release dated April 6, 2016 relating to the closing of the Offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2016

Gran Tierra Energy Inc.

By:	/s/ David Hardy
David Hardy
V.P. Legal and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture related to the 5.00% Convertible Senior Notes due 2021, dated as of April 6, 2016, between Gran Tierra Energy Inc. and U.S. Bank National Association

4.2	Form of 5.00% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1)

10.1	Purchase Agreement, dated as of March 31, 2016, by and between Gran Tierra Energy Inc. and Nomura Securities International, Inc., Dundee Securities Inc. and RBC Dominion Securities Inc.

10.2	First Amendment to Credit Agreement, dated as of March 31, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

99.1	Press Release dated March 31, 2016 relating to the pricing of the Offering.

99.2	Press Release dated April 6, 2016 relating to the closing of the Offering.

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